Exhibit 99.1

Blackstone Life Sciences, Cellex Cell Professionals, and Intellia Therapeutics Launch New CAR T-Cell Company

Focus will be on Development of Allogeneic Universal CAR T-Cell Therapies for Immuno-oncology and Autoimmune Diseases

- Blackstone Life Sciences Commits to an Active Role and a $250 Million Financing as Sole Founding Investor

- Cellex to Contribute Switchable Universal CAR-T Technology Developed by GEMoaB GmbH and Manufacturing Expertise

- Intellia Contributes Best-in-Class CRISPR/Cas9 Genome Editing Technology that Creates an Allogeneic Universal CAR-T Platform

- Intellia to Host Conference Call Today, June 22 at 8:00 a.m. ET

CAMBRIDGE, Mass., June 22, 2021 – Blackstone (NYSE: BX) announced today that funds managed by Blackstone Life Sciences have committed $250 million towards the launch of a new autologous and allogeneic universal chimeric antigen receptor (CAR) T-cell therapy company, along with Intellia Therapeutics, Inc. (NASDAQ: NTLA) and Cellex Cell Professionals GmbH (“Cellex”), the parent company of GEMoaB GmbH (“GEMoaB”), a clinical-stage cell therapy company. The new company will combine GEMoaB’s world-leading clinical-stage universal CAR-T platforms with Intellia’s differentiated allogeneic cell platform and CRISPR cell engineering.

Intellia Therapeutics is a clinical stage, leading genome editing company focused on developing curative therapeutics using CRISPR/Cas9 technology. Cellex Cell Professionals GmbH holds the clinical-stage biopharmaceutical company GEMoaB, which is focused on the development of next-generation immunotherapies and cell therapies for hard-to-treat cancers.

The new company will be headquartered in Cambridge, Massachusetts and will acquire Cellex’s subsidiary GEMoaB GmbH with established offices and labs in Dresden, Germany. GEMoaB is developing a switchable universal platform to improve the therapeutic window of CAR T-cell therapies. This approach enables increased efficacy and safety across a range of cancers, including solid tumors, that are currently a challenge for existing cell therapies. In addition, the new company and Intellia will gain access to Cellex’s established cell therapy manufacturing capabilities to accelerate their respective ex vivo programs.

Andrew Schiermeier, Ph.D., current Executive Vice President and Chief Operating Officer of Intellia, will lead the launch as President and Chief Executive Officer.

“This launch represents the first of many steps to addressing the various limitations that currently exist in the cell therapy space, and I am both humbled and excited to be leading the creation of this company with a team of extremely talented individuals,” said Schiermeier. “Bringing together GEMoaB’s universal CAR-T platform with Intellia’s differentiated allogeneic T cell platform and CRISPR-based cell engineering provides a unique opportunity to move cell therapy technology to new heights. Our focus is on providing significantly safer and more efficacious treatments to patients who are suffering from hard-to-treat cancers and autoimmune diseases.”

“We can now build on our established and ongoing collaboration with Intellia”, said Dr. Armin Ehninger, GEMoaB’s Chief Scientific Officer. “With Blackstone’s contribution of funds and expertise, we will be able to combine our switchable CAR-T platform which has broad potential applicability and has already shown early signs of efficacy and a favorable side effect profile in an ongoing Phase Ia trial, with Intellia’s leading genome editing technology,” added Gerhard Ehninger, M.D., founder of Cellex and GEMoaB. “This will allow us to potentially replace the living drug, currently manufactured from the patient’s own immune cells, by cells from healthy donors. Our goal is for these cells to be immediately available to patients. This is a good day for patients.”

“Collaborations like this one are a key instrument for Intellia to strengthen investment in areas of strategic importance to us, enabling us to more quickly realize the full scope and potential of our genome-editing technology for patients in need of more effective therapies. With today’s announcement, we can drive the expansion of our pipeline into new areas, accelerating clinical validation of what we believe to be a platform for universal, allogeneic CAR-T cell therapies. Further, we can fortify our allogeneic cell engineering capabilities for wholly owned programs through a preferred relationship with Cellex,” said Intellia President and Chief Executive Officer, John Leonard, M.D.

“We believe that this exciting effort has the potential to leapfrog current CAR-T technologies and improve the standard of care for a broad range of patients,” said Dr. Nicholas Galakatos, Global Head of Blackstone Life Sciences. “As the sole founding investor, Blackstone will be actively involved in building this platform, leveraging our deep expertise in oncology and our scale capital. Our partnership with Intellia and Cellex is customized to address the new company’s needs and set it up for success from day one, and while it is an earlier-stage, growth investment for us, it demonstrates the versatility of our investment platform and commitment to advance potentially transformational technologies to benefit patients.”

Business transformation and responsibilities

Key components of the new company upon formation include the following highlights:

•	The new company will have an exclusive license to combine Intellia’s CRISPR/Cas9 allogeneic platform with GEMoaB’s switchable, universal CAR T-cell platforms (UniCAR and RevCAR).
•	GEMoaB will become a subsidiary of the newly established company and will continue to advance its clinical stage CAR T-cell programs.
•

The new company and Intellia will also simultaneously enter into a co-development and co-funding (Co-Co) agreement to develop an allogeneic universal CAR T-cell product for an immuno-oncology indication. Intellia will have one additional option to enter into a second Co-Co agreement from selected allogeneic universal CAR T-cell therapy products that the parties will develop under the collaboration.

•	Blackstone Life Sciences, Intellia and Cellex (and certain related entities) will each have equal ownership of the new company.

Experienced management to drive growth and scientific advancement

Dr. Schiermeier has spent more than two decades as an executive in the biotech and pharmaceutical industries, with experience ranging from managing the growth and operations for startups to directing the strategic and operational expansion of global brands for large pharma companies. At Intellia, he was responsible for working with the board of directors and executive committee in establishing and overseeing the implementation of Intellia’s strategic direction in both in vivo and ex vivo (engineered cell therapy) areas. He also oversaw the company’s portfolio management, drug development, manufacturing, and business development efforts. Prior to Intellia, he served as SVP and Global Head of Merck KGaA’s Oncology Business, a global operation with revenues in excess of $1 billion across 66 countries.

The new company includes a seasoned management team, including Chief Medical Officer Professor Gerhard Ehninger, a founding shareholder of GEMoaB who served as its Chief Medical Officer. Prof. Ehninger is also a founding shareholder and Chief Executive Officer of GEMoaB’s parent company Cellex. Prof. Ehninger was the Head of Hematology and Oncology at University Hospital Carl Gustav Carus of the Technical University Dresden, Germany, as well as the former President of the German Society of Hematology and Oncology (DGHO). As one of the world’s leading researchers in the areas of acute leukemias and solid tumors, Prof. Ehninger has published more than 700 scientific articles in peer-reviewed journals and was principal investigator for multiple pivotal studies in hematology and oncology. The new company has also appointed Dr. Armin Ehninger as its Chief Scientific Officer. Dr. Ehninger has served as Chief Scientific Officer of GEMoaB since 2014. He has more than 15 years of research and drug discovery experience in oncology and hematology, stem cell biology as well as cancer immunotherapy. Dr. Ehninger’s expertise and leadership were decisive in establishing GEMoaB’s Research & Development and pre-clinical capabilities. At GEMoaB, he was responsible for pre-clinical Research and Development, the translational programs for clinical studies as well as for Quality Systems and Quality Management.

The new company’s Board of Directors will be chaired by Dr. Olivier Brandicourt, a Senior Advisor to Blackstone Life Sciences and the former CEO of Sanofi S.A.

The transaction is expected to close in the third quarter of 2021 and is subject to customary closing conditions, including regulatory clearances.

Goldman Sachs & Co. LLC served as exclusive financial advisor to Intellia and Goodwin Procter and Hogan Lovells (Germany) acted as Intellia’s legal advisors. Ropes & Gray and Freshfields (Germany) acted as legal advisors to Blackstone Life Sciences. Noerr and Morgan Lewis acted as legal advisors to Cellex and GEMoaB.

Intellia Therapeutics Webcast Information
Intellia management will host a live webcast today, June 22, 2021 at 8:00 a.m. E.T. to discuss the corporate development. To join the webcast, please visit this link, or the Events and Presentations page of the Investors & Media section of the company’s website at www.intelliatx.com. A replay of the webcast will be available on Intellia’s website for at least 30 days following the call.

About Blackstone Life Sciences

Blackstone Life Sciences is an industry-leading private investment platform with capabilities to invest across the life cycle of companies and products within the key life science sectors. By combining scale investments and hands-on operational leadership, Blackstone Life Sciences helps bring to market promising new medicines that improve patients’ lives. More information is provided at https://www.blackstone.com/our-businesses/life-sciences/.

About Intellia Therapeutics

Intellia Therapeutics is a leading clinical-stage genome editing company, focused on the development of proprietary, potentially curative therapeutics using the CRISPR/Cas9 system. Intellia believes the CRISPR/Cas9 technology has the potential to transform medicine by both producing therapeutics that permanently edit and/or correct disease-associated genes in the human body with a single administration, and creating enhanced engineered cells that can treat oncological and immunological diseases. Intellia’s combination of deep scientific, technical and clinical development experience, along with its leading intellectual property portfolio, puts it in a unique position to unlock broad therapeutic applications of the CRISPR/Cas9 technology and create new classes of therapeutic products. Learn more about Intellia and CRISPR/Cas9 at intelliatx.com. Follow us on Twitter @intelliatweets.

About GEMoaB

GEMoaB is a privately-owned, clinical-stage biopharmaceutical company.

GEMoaB is developing switchable universal CAR-T platforms (UniCAR and RevCAR) to improve the therapeutic window and increase efficacy and safety of CAR-T cell therapies in challenging cancers, including acute leukemias and solid tumors. Conventional CAR-T cells depend on the presence and direct binding of cancer antigens for activation and proliferation. An inherent key feature of the GEMoaB platforms is a switchable on/off mechanism enabled by pharmacokinetic half-life and internalization of soluble adaptors termed targeting modules (TMs). These TMs provide the antigen-specificity to activate UniCAR or RevCAR gene-modified T-cells (UniCAR-T or RevCAR-T) and consist of a highly flexible antigen-binding moiety, linked to a motif recognized by UniCAR-T or RevCAR-T respectively.

GEMoaB has a broad pipeline of product candidates in pre-clinical and clinical development for the treatment of hematological malignancies as well as solid tumors. Its clinical stage assets GEM333, a T-cell engaging bispecific antibody (TCE) with binding specificity to CD33 in relapsed/refractory AML, and GEM3PSCA, a TCE with binding specificity to PSCA for the treatment of castrate-resistant metastatic prostate cancer and other PSCA expressing late-stage solid tumors, are currently investigated in Phase I studies and globally partnered with Bristol-Myers Squibb. Phase I studies of the lead UniCAR assets UniCAR-T-CD123 in hematological malignancies and UniCAR-T-PSMA in solid tumors are currently recruiting patients. Clinical proof-of-concept data were recently published in Blood and at key scientific meetings including the 3rd EHA-EBMT European CAR T-Cell Meeting and the 2021 AACR Annual Meeting. More information can be found at www.gemoab.com.

About Cellex Cell Professionals

Cellex Cell Professionals is a world leader in manufacturing hematopoietic blood stem cell products and a leading European manufacturer for CAR-T cell products, co-operating in that area with several large pharma and biotech companies. Their large, experienced collection centers and fully automated, audited and inspected GMP facility for UniCAR production support the worldwide distribution of cell products, including same-day delivery in the U.S. and Europe.

More information is provided at www.cellex.me.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding Intellia’s beliefs and expectations regarding: its strategy, business plans and focus; its ability to quickly and efficiently realize the scope and potential of its genome-editing technology; its ability to maintain, expand and maximize its intellectual property portfolio and pipeline as well as accelerate clinical validation for its platform; the therapeutic value and development potential of CRISPR/Cas9 gene editing technologies and therapies; its ability to combine its allogeneic T cell platform and CRISPR-based cell engineering with GEMoaB’s universal CAR-T platform; the expected strategic benefits of the formation of the new company and resulting collaborations; its expectations on the new company’s ability to develop CAR-T Cell therapies for immuno-oncology and autoimmune diseases and the timing and potential success of such therapies; its ability to optimize the impact of its collaborations on its development programs, including but not limited to its collaboration with Blackstone Life Sciences, Cellex, or the new company; its and the new company’s ability to enter into a license and collaboration agreement and co-development and co-promotion agreement; the new company’s use of capital, expenses, future accumulated deficit, future results, and ability to fund operations at least through the next 24 months.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks related to Intellia’s ability to protect and maintain its intellectual property position; risks related to Intellia’s relationship with third parties, including its licensors and licensees; risks related to the ability of Intellia’s licensors to protect and maintain their intellectual property position; uncertainties related to the authorization, initiation and conduct of studies and other development requirements for the new company’s product candidates; the risk that any one or more of the new company’s product candidates will not be successfully developed and commercialized; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies; and the risk that Intellia’s collaborations with Blackstone Life Sciences, Cellex, or the new company or its other collaborations will not continue or will not be successful. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release represent Intellia’s views, only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Intellia explicitly disclaims any obligation to update any forward-looking statements, except as required by law.

BLACKSTONE LIFE SCIENCES CONTACT
Paula Chirhart

+1-347-463-5453

paula.chirhart@blackstone.com

GEMOAB and Cellex CONTACT

Marika Geissler

+49-351-4466-45011

m.geissler@gemoab.com

INTELLIA CONTACTS:

Investor Relations:

Lina Li
Director
Investor Relations
+1-857-706-1612
lina.li@intelliatx.com

Media:

Julie Ferguson
(Interim) Head of External Affairs & Communications
+1-312-385-0098
julie.ferguson@intelliatx.com

media@intelliatx.com